EXHIBIT 99.2

World Omni Auto Receivables Trust 2005-B Listing (by filing date) of Form 8-K Filings for fiscal year 2005:

1. August 31, 2005

2. September 29, 2005

3. November 4, 2005

4. November 30, 2005

5. January 4, 2006

6. February 1, 2006